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                                                                   Exhibit 21

               Socrates Technologies Corporation and Subsidiaries

                        SUBSIDIARIES OF THE REGISTRANT

The following lists all subsidiaries of Socrates Technologies Corporation as required by Exhibit 21.

             Name                           State/Country of Incorporation
-----------------------------               -----------------------------------
1. MVS Modular Vision Systems, Inc.         Quebec, Canada

2. JMR Distributors, Inc.                   Virginia

3. Socrates Technologies, Inc.              Maryland

4. Expert, Inc.                             New York

5. Technet Computer Services, Inc.          Virginia